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                                                                   Exhibit 23.3


Independent Auditors' Consent

We consent to the use and incorporation by reference in this Amendment No. 3 to this Registration Statement on Form S-3 (File No. 333-39841) of our report dated February 13, 1998, on our audits of the financial statements and financial statement schedules of McClain International, Inc. for the years ended December 31, 1997 and 1996. We also consent to the references to our firm under the captions "Experts".


PYKE & PIERCE, CPA's


/s/ Pyke & Pierce

CERTIFIED PUBLIC ACCOUNTANTS

Atlanta, Georgia

February 10, 1999